                                                                     EXHIBIT 4.2

                      NONQUALIFIED STOCK OPTION AGREEMENT

                           FOR NON-EMPLOYEE DIRECTORS


     THIS AGREEMENT, dated ____________, 19__, is made by and between Southwest Water Company, a Delaware corporation hereinafter referred to as the "Company," and _________________________, a non-employee director of the Company or Subsidiary of the Company, hereinafter referred to as "Optionee":

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its $.01 par value Common Stock;

     WHEREAS, the Company wishes to carry out its Stock Option Plan for Non-Employee Directors (the "Plan") (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

     WHEREAS, the Board of Directors of the Company, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1 - Board
-----------   -----

     "Board" shall mean the Board of Directors of the Company as constituted from time to time.

Section 1.2 - Code
-----------   ----

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.3 - Common Stock
-----------   ------------

     "Common Stock" shall mean the common stock of the Company, par value $.01 per share, of the Company.

Section 1.4 - Company
-----------   -------

     "Company" shall mean Southwest Water Company, a Delaware corporation.

Section 1.5 - Director
-----------   --------

     "Director" shall mean a person who is a member of the Board as constituted at that time.

Section 1.6 - Employee
-----------   ---------

     "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Subsidiary or a Parent Corporation, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

Section 1.7 - Exchange Act
-----------   -------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.8 - Fair Market Value
-----------   ------------------

     "Fair Market Value" of a share of Common Stock as of a given date shall be
(i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day preceding such date, or if shares were not traded on the trading day preceding such date, then on the next preceding trading day during which a sale occurred, or (ii) if the Common Stock is not traded on an exchange (x) the last sales price of a share of the Common Stock on The Nasdaq Stock Market (if the stock is then traded on The Nasdaq Stock Market) on the trading day preceding such date, or, if shares were not traded on the day preceding such date, then on the next preceding trading day during which a sale occurred; or (y) the mean between the closing representative bid and asked prices for the Common Stock on the trading day next preceding such date as reported by the National Association of Securities Dealers, Inc. through NASDAQ or a successor quotation system or, if shares were not quoted on the day immediately preceding such date, then on the next preceding trading day during which a quote occurred, or (iii) if the Common Stock is not publicly traded on an exchange and prices are not provided through The Nasdaq Stock Market, NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on the trading day next preceding such date as determined in good faith by the Board; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock established by the Board acting in good faith.

Section 1.9 -  Non-Employee Director
-----------    ----------------------

     "Non-Employee Director" shall mean any Director who is not at the same time an Employee.

Section 1.10 - Option
------------   -------

     "Option" shall mean a non-qualified stock option to purchase Common Stock of the Company granted under this Agreement and Article III of the Plan.

Section 1.11 - Optionee
------------   ---------

     "Optionee" shall mean a Non-Employee Director to whom an Option is granted under this Agreement and the Plan.

Section 1.12 - Parent Corporation
------------   ------------------

     "Parent Corporation" shall have the meaning given in Section 424(e) of the Code.

Section 1.13 - Plan
------------   ----

     "Plan" shall mean the Stock Option Plan for Non-Employee Directors of Southwest Water Company.

Section 1.14 -- Removal as a Non-Employee Director
------------    ----------------------------------

     "Removal as a Non-Employee Director" shall mean the time when the Optionee who is a Non-Employee Director is removed from the Board as provided in Section 141 of the Delaware General Corporation Law.

Section 1.15 - Rule 16b-3
------------   -----------

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.16 - Secretary
------------   ---------

     "Secretary" shall mean the Secretary of the Company.

Section 1.17 - Securities Act
------------   --------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.18 - Subsidiary
------------   -----------

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.19 - Termination as a Non-Employee Director
------------   ---------------------------------------

     "Termination as a Non-Employee Director" shall mean the time when the Optionee who is a Non-Employee Director ceases to be a member of the Board by reason of such Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or any other manner other than Removal as a Non-Employee Director.

                                   ARTICLE II

                                GRANT OF OPTION
                                ---------------

Section 2.1 - Grant of Option
-----------   ---------------

     In consideration of the Optionee's agreement to serve as a Non-Employee Director of the Company or its Subsidiaries until the next annual meeting of stockholders of the Company and for other good and valuable consideration, effective as of ____________, the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of 1,000 shares of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price
-----------   --------------

     The price per share of the Common Stock subject to each Option shall be $_____ per share (which is the Fair Market Value of a share of Common Stock on the date of the granting of this Option) without commission or other charge.

Section 2.3 - Consideration to Company
-----------   ------------------------

     In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, until the next annual meeting of stockholders of the Company. Nothing in the Plan or this Agreement shall confer upon any Optionee any right to continue as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

Section 2.4 - Adjustments in Option
-----------   ---------------------

     In the event that the outstanding shares of the Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger (including reincorporation by means of merger), consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares (a "Recapitalization"), the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option may include any necessary corresponding adjustment in the Option price per share, but shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Board shall be final and binding upon the Optionee, the Company and all other interested persons.

Section 2.5 - Merger, Consolidation, Exchange, Acquisition, Liquidation or
-----------   ------------------------------------------------------------
Dissolution
-----------

     The Board may provide by the terms of the Option that the Option cannot be exercised after the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; or the Board may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide that the Option shall be assumed or an equivalent option substituted by any successor corporation of the Company, or the Board may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provided by resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Sections 3.1(a) or 3.1(b) below. Any determinations made by the Board pursuant to this Section shall be applied uniformly to all Options outstanding on the date of such determination.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

Section 3.1 - Commencement of Exercisability
-----------   ------------------------------

     (a) The Option may not be exercised in whole or in part during the first year after the date of grant of the Option.

     (b) Subject to the provisions of Sections 3.1(a) and 3.1(c), the Option shall become exercisable in two (2) cumulative installments as follows:

          (i) The first installment shall consist of fifty percent (50%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

          (ii) The second installment shall consist of fifty percent (50%) of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

     (c) No portion of an Option which is unexercisable on the date of Removal as a Non-Employee Director shall thereafter become exercisable. The portion, if any, of an Option which is unexercisable on the date of Termination as a Non-Employee Director shall become immediately exercisable.

Section 3.2 - Duration of Exercisability
-----------   --------------------------

     The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option
-----------   --------------------

     The Option may not be exercised to any extent by anyone after the first to occur of the following events:

     (a) The expiration of a period of ten years and one day from the date the Option was granted; or

     (b) The expiration of three months from the date of the Optionee's Removal as a Non-Employee Director for any reason unless the Optionee dies within said three-month period; or

     (c) The expiration of six months from the date of the Optionee's Termination as a Non-Employee Director for any reason other than such Optionee's death unless the Optionee dies within said six month period; or

     (d)  The expiration of one year from the date of the Optionee's death.

                                   ARTICLE IV

                               EXERCISE OF OPTION
                               ------------------

Section 4.1 - Person Eligible to Exercise
-----------   ---------------------------

     During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof; provided, however, that nothing in this Section
4.1 shall prevent the exercise of the Option by a person to whom the Option was lawfully transferred, in whole or in part, pursuant to a qualified domestic relations order (as defined in the Code).

After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise
-----------   ----------------

     Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time and from time to time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares and shall be for whole shares only.

Section 4.3 - Manner of Exercise
-----------   ------------------

     The Option, or any exercisable portion thereof, shall be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Board;

     (b) The payment to the Company of the aggregate Option exercise price for the shares with respect to which such Option or portion is exercised in:

          (i)   Cash;

          (ii) With the consent of the Board, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised;

          (iii) With the consent of the Board, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

          (iv) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii);

     (c) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local law, it is required to withhold in connection with the exercise of the Option or a portion thereof; all or any part of such payment may be made, with the consent of the Board, (i) with shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or
(ii) subject to the timing requirements of Section 4.4, with shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, in each case, having a Fair Market Value at the date of Option exercise equal to the sums required to be withheld;

     (d) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

     (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

     Notwithstanding anything herein to the contrary, the Optionee may satisfy the requirements of subsections (b) and (c) of this Section 4.3 concerning payment for the shares and all applicable withholding taxes, with the consent of the Board, through the delivery to the Secretary or his office of (i) an irrevocable written exercise notice containing instructions to the Company to deliver to Optionee's broker the certificate(s) representing the shares with respect to which the Option or portion is thereby exercised and (ii) a copy of Optionee's irrevocable written instructions to such broker to deliver to the Company, within five business days from the date of the Company's receipt of such exercise notice, full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised and all amounts which the Company is required to withhold under federal, state or local law in connection with the exercise of the Option or portion thereof. Provided the Optionee complies with clauses (i) and (ii) above and the Company receives such full payment the Optionee shall be deemed to have such exercised such Option on the date of the Company's receipt of the deliveries specified in clauses (i) and
(ii) above. Notwithstanding anything to the contrary in this Section 4.3, the Board shall not take any discretionary action which will result in the failure of the Plan to satisfy any exemptive condition imposed by Rule 16b-3 of the code with respect to the effected Option.

Section 4.4 - Certain Timing Requirements
-----------   ---------------------------

     To the extent required by Rule 16b-3, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or
(ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Board) made at least six (6) months prior to the payment of such Option price or withholding taxes.

Section 4.5 - Conditions to Issuance of Stock Certificates
-----------   --------------------------------------------

     The shares of stock issuable and deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

     (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

Section 4.6 - Rights as Stockholder
-----------   ---------------------

     The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                   ARTICLE V

                                OTHER PROVISIONS
                                ----------------

Section 5.1 - Administration
-----------   --------------

     With respect to this Option, the full Board, acting by a majority of its members in office, shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.2 - Option Not Transferable
-----------   -----------------------

     Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 5.2 shall prevent transfers by will or by the applicable laws of descent and distribution, or, to the extent not prohibited by the Code, pursuant to a qualified domestic relations order (as defined in the Code).

Section 5.3 - Shares to Be Reserved
-----------   ---------------------

     The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Notices
-----------   -------

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Titles
-----------   ------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Construction
-----------   ------------

     This Agreement shall be administered, interpreted and enforced under the laws of the State of California.

Section 5.7 - Conformity to Securities Laws
-----------   -----------------------------

     The Optionee acknowledges that the Plan and this Option grant are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                       SOUTHWEST WATER COMPANY,
                                       a Delaware corporation


                                       By:
                                           ----------------------------
                                           President


                                       By:
                                           ----------------------------
                                           Secretary

-----------------------
       Optionee

-----------------------

-----------------------
     Address

Optionee's Taxpayer
Identification Number:

-----------------------